Exhibit 8.1

SUBSIDIARIES AND VARIABLE INTEREST ENTITIES OF NETEASE, INC.

Subsidiaries:	Jurisdiction of Incorporation
NetEase Interactive Entertainment Limited	British Virgin Islands

Lede.com, Inc. (previously named Ujia.com, Inc.)	Cayman Islands

NetEase Media, Inc.	Cayman Islands

NetEase (Hong Kong) Limited	Hong Kong

Hong Kong NetEase Interactive Entertainment Limited	Hong Kong

Lede (Hong Kong) Limited (previously named Ujia (Hong Kong) Limited)	Hong Kong

NetEase Media (Hong Kong) Limited	Hong Kong

Guangzhou Boguan Telecommunication Technology Co., Ltd.	People’s Republic of China

NetEase Information Technology (Beijing) Co., Ltd.	People’s Republic of China

NetEase Youdao Information Technology (Beijing) Co., Ltd.	People’s Republic of China

Hangzhou Langhe Technology Co., Ltd.	People’s Republic of China

NetEase (Hangzhou) Network Co., Ltd.	People’s Republic of China

Zhejiang Weiyang Technology Co., Ltd.	People’s Republic of China

Lede Technology Co., Ltd.	People’s Republic of China

NetEase Media Technology (Beijing) Co., Ltd.	People’s Republic of China

Variable Interest Entities:	Jurisdiction of Incorporation
Guangzhou NetEase Computer System Co., Ltd.(1)	People’s Republic of China

Beijing Guangyitong Advertising Co., Ltd.	People’s Republic of China

(1)           Guangzhou NetEase Computer System Co., Ltd. also has a majority-owned subsidiary, Beijing NetEase Youdao Computer System Co., Ltd., and a wholly-owned subsidiary, Wangyibao Co., Ltd., both of which are incorporated under the laws of the People’s Republic of China.

(2)           Starting in August 2008, Blizzard Entertainment, Inc. (together with its affiliated companies) agreed to license certain online games to Shanghai EaseNet Network Technology Co., Ltd. for operation in the PRC. Shanghai EaseNet Network Technology Co., Ltd. is a People’s Republic of China company owned by William Lei Ding, our Chief Executive Officer, director and major shareholder and has contractual arrangements with the joint venture established between, and owned equally by, Blizzard Entertainment, Inc. (together with its affiliated companies) and us, and with us. The joint venture was established concurrently with the licensing of games from Blizzard Entertainment, Inc. (together with its affiliated companies) in August 2008 and provides technical services to Shanghai EaseNet Network Technology Co., Ltd.